Exhibit 10.5

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such omissions are designated as ***.

MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT

This Modification of Mortgage and Security Agreement (“Modification”) made effective as of the 10th day of May, 2007, by and between UNIGENE LABORATORIES, INC., a Delaware corporation authorized to do business in New Jersey, having offices at 110 Little Falls Road, Fairfield, New Jersey 07004 (the “Mortgagor”), and JAY LEVY, with an address at 2150 Center Avenue, Fort Lee, New Jersey 07024 (the “Mortgagee”).

WHEREAS, on July 13, 1999, Mortgagee provided a loan to Mortgagor in the principal amount of ONE MILLION, SIX HUNDRED THOUSAND and 00/100 ($1,600,000.00) DOLLARS (the “Loan”) as evidenced by a certain Amended and Restated Secured Note dated July 13, 1999 (the “Note”);

WHEREAS, in connection with the Loan, Mortgagor executed and delivered a Mortgage and Security Agreement, dated July 13, 1999, to Mortgagee (the “Original Mortgage”), with respect to property located in the Township of Fairfield, County of Essex and State of New Jersey, as more particularly described in the Original Mortgage (the “Premises”), which Original Mortgage was recorded in the Essex County Register’s Office;

WHEREAS, Mortgagee provided additional loans to Mortgagor evidenced by a Secured Note dated July 30, 1999 (the “7/30/99 Note”) in the amount of SEVENTY THOUSAND and

00/100 ($70,000.00) DOLLARS and a Secured Note dated August 5, 1999 (the “8/5/99 Note”) in the amount of TWO HUNDRED THOUSAND and 00/100 ($200,000.00) DOLLARS made by Mortgagor to Mortgagee (together, the “Additional Loans”);

WHEREAS, as a condition of the Additional Loans, Mortgagee required that Mortgagor amend the Original Mortgage to secure the 7/30/99 Note and the 8/5/99 Note (together, the “Additional Notes” and together with the Note, collectively, the “Notes”) and in connection therewith, Mortgagor executed and delivered a Modification of Mortgage and Security Agreement to Mortgagee dated August 5, 1999 (the “First Modification”), which was recorded in the Essex County Register’s Office with respect to the Premises;

WHEREAS, on the date of execution hereof, Mortgagor is repaying some of the outstanding amounts due and owing to Mortgagee, and in connection therewith, and in consideration of such repayment, Mortgagor is (i) restructuring the Notes and the remaining outstanding promissory notes that Mortgagor has issued to Mortgagee, as detailed on Schedule A hereto (collectively, the “Other Notes”), and (ii) consolidating the Notes and the Other Notes into one amended and restated Secured Note (the “New Note”), dated as of the date of execution hereof, in the principal amount of EIGHT MILLION, THREE HUNDRED EIGHTEEN THOUSAND, SEVEN HUNDRED FOURTEEN and 00/100 DOLLARS ($8,318,714.00);

WHEREAS, as a condition to the execution and delivery of the New Note, Mortgagee is requiring that Mortgagor amend the Original Mortgage, as modified by the First Modification (the “Amended Mortgage”), to secure the New Note instead of the Notes and in connection therewith, the Company is entering into this Modification to further amend the Amended Mortgage; and

WHEREAS, upon the execution and filing of this Modification, the Notes shall not be subject to the Amended Mortgage and instead the New Note shall be subject to the Amended Mortgage, as further amended by this Modification (the “Mortgage”); provided, that Mortgagee and Mortgagor each agree that neither the New Note or the Mortgage represents, evidences or documents a novation of the Notes, but rather represents, evidences and documents the continuation of all obligations and liabilities of every kind and nature of Mortgagor outstanding thereunder that exist as of the date hereof, as more fully described herein and therein.

NOW, THEREFORE, the parties agree as follows:

1. Modification of Mortgage. The Mortgage shall be deemed modified to secure the Additional Loans as evidenced by the New Note dated as of the date of execution hereof in the principal amount of Eight Million, Three Hundred Eighteen Thousand, Seven Hundred Fourteen and 00/100 Dollars ($8,318,714.00), and accordingly the total amount due Mortgagee by Mortgagor and secured by the Mortgage as hereby amended shall be the principal amount of Eight Million, Three Hundred Eighteen Thousand, Seven Hundred Fourteen and 00/100 Dollars ($8,318,714.00).

2. Release of Mortgage. On the date on which Mortgagor shall have repaid to Mortgagee aggregate principal of at least $*** pursuant to the terms and conditions of the New Note, (i) the New Note shall no longer be subject to this Mortgage, (ii) this Mortgage shall automatically terminate and (iii) all rights to the Premises shall revert to Mortgagor. Thereupon, Mortgagee shall promptly file, or execute and deliver to Mortgagor and authorize Mortgagor to file, at Mortgagor’s expense, releases and satisfactions of all recordations and/or filings of the Mortgagee’s security interests in the Premises granted hereunder and Mortgagee will execute and deliver to Mortgagor any additional documents or instruments as Mortgagor shall reasonably request to evidence such release and satisfaction.

3. Mortgagor’s Estoppel. Mortgagor does hereby represent, warrant and confirm that there are no set-offs, rights, claims or causes of action of any nature whatsoever which Mortgagor has or may assert against Mortgagee with respect to the Mortgage and the indebtedness secured thereby as aforesaid.

4. Affirmation of Validity of Loan Documents. Mortgagor does hereby affirm the extent and validity of the Mortgage and the New Note secured thereby, and does confirm that all loan documentation (with the exception of the Notes) remains enforceable, and in full force and effect as of the date of execution hereof, and that the Mortgage, as modified by the within agreement, shall constitute a continuing, valid lien upon the Premises, to secure payment of the indebtedness evidenced by the New Note as aforesaid.

5. Binding Effect. The within agreement shall be binding upon the parties hereto, their successors and assigns.

6. Governing Law. The within agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

7. Copy Acknowledge. The undersigned Mortgagor acknowledges receipt of a true copy of this document without charge.

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IN WITNESS WHEREOF, the parties hereto have executed this Modification of Mortgage and Security Agreement as of the day and year first above written.

Attest:	Unigene Laboratories, Inc.

/s/ Ronald Levy	By:	/s/ William Steinhauer
Ronald S. Levy, Secretary		William Steinhauer, Vice President of Finance

Witness: /s/ Lynn Rogalny

Schedule A

Outstanding Promissory Notes After Repayment

to be Consolidated into the New Note1

	Date	Currently Outstanding Principal Amount[2]		Date	Currently Outstanding Principal Amount[2]
1	03/02/95	$0	1B	07/13/99	$1,525,000
2	06/29/95	0	2B	07/30/99	70,000
3	11/22/99	0	3B	08/05/99	200,000
4	02/11/00	0		Total:	1,795,000
5	11/13/00	0
6	11/16/00	0
7	01/09/01	0	1C	02/10/95	$0
8	01/16/01	0	2C	07/12/00	0
9	02/05/01	0	3C	07/31/00	0
10	02/13/01	0	4C	08/11/00	0
11	02/22/01	0	5C	08/30/00	0
	Total:	0	6C	09/13/00	0
			7C	09/27/00	0
				Total:	0

[1]

Also outstanding and included in the consolidation into the New Note but not listed here is a 5% penalty on overdue amounts on certain notes which were originally payable to Jean Levy, plus accrued interest, which began accruing on 01/01/01.

[2]

Even though certain notes listed above have no outstanding principal amount due and owing, they are listed because interest has accrued and continues to accrue and to be payable thereunder and such interest amounts are being consolidated into the New Note.

STATE OF NEW JERSEY	)
	)	ss:
COUNTY OF ESSEX	)

I certify that on May 10, 2007, Ronald S. Levy personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the Secretary of Unigene Laboratories, Inc., the corporation named in this document;

(b)	this person is the attesting witness to the signing of this document by the proper corporate officer who is William Steinhauer, the Vice President of Finance of the corporation;

(c)	this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;

(d)	this person knows the proper seal of the corporation which was affixed to this document; and

(e)	this person signed this proof to attest to the truth of these facts.

Sworn and Subscribed to this

10th day of May, 2007

/s/ Linda Rohloff

Notary Information:

Linda Rohloff

State of New Jersey, Passaic County

#2057307

Expires 4/11/09